Exhibit 10.27

                    AMERICAN HOME PRODUCTS CORPORATION

                      SPECIAL STOCK OPTION AGREEMENT


Social Security Number:[ ]    Option Price:  [ ]
                              Non-Qualified Stock Option Shares:
Date:  [     ]                Basic Termination Date:  [    ]*

1. Under the terms and conditions of this Agreement and of the American Home Products Corporation's amended 1993 Stock Incentive Plan, a copy of which is attached hereto and incorporated herein by reference, the Corporation hereby grants to the optionee named above an option or options to purchase the number of shares of the Corporation's common stock as specified above opposite the optionee's name ("Option Shares") at the price also above specified.

2. One-third of these options may be exercised one year from the date hereof, an additional one-third of these options may be exercised two years from the date hereof and the remaining one-third of these options may be exercised three years from the date hereof (such one, two and three year periods each being referred to herein as a "Holding Period") provided that all such options may be exercised earlier in the case of disability or death, either in whole at any time or in part from time to time in full shares, provided the optionee is then in the employ of the Corporation or any of its subsidiaries and has been continuously so employed since the date the options were granted, and further provided that the optionee has, at the date of exercise, been in the continuous employment of the Corporation and/or one or more of its subsidiaries for at least two years. If the optionee should become disabled or die before the Option Shares become exercisable, the optionee or the optionee's estate will have up to three years from the date of disability or death to exercise all of the Option Shares covered by this Agreement, subject to the condition of non-competition in Section 5(g)(vii) of the Plan. Notwithstanding
Section 5(g)(ii) of the Plan, upon termination of the optionee's employment by the Company or its subsidiaries due to any reason other than death (which is covered by Section 5(g)(iii) of the Plan) or disability (as to which Section 5(g)(ii) of the Plan remains applicable), any portion of these options that has not theretofore become exercisable as a result of the expiration of the Holding Period with respect thereto shall terminate concurrently with the time of such termination.

3. These options may be exercised by sending the Treasurer of the Corporation an option exercise notice indicating the number of shares for which the option is to be exercised at that time and the form in which the certificates are to be registered for shares purchased (in the name of the optionee or in his or her name and that of another person(s) as joint tenants with the right of survivorship). This notice shall be accompanied by a personal or bank check in U.S. Dollars payable to American Home Products Corporation and drawn on or payable at a United States bank and/or shares of the Corporation's common stock issued in the optionee's name and duly assigned to the Corporation or by any other form of consideration which has been approved by the Compensation and Benefits Committee, as and to the extent provided and permitted by
Section 5(d) of the Plan, for the full purchase price of the number of shares.

4. This Agreement and these options as well as the Corporation's obligation to sell and deliver stock covered by these options is subject to all federal, state and other laws, rules and regulations of the United States and/or of the country wherein the optionee resides. Compliance with any recording, protocolization or registration requirements and payment of any fees or taxes applicable to this Agreement or the transactions it contemplates are the exclusive responsibility of the optionee.

5. These options are not transferable or assignable other than by will or by the laws of descent and distribution and may be exercised during the optionee's lifetime only by him or her. After the optionee's death the option may be exercised only by the optionee's legal representative or legatee or such other person designated by an appropriate court as the person entitled to make such exercise. The option may be exercised after the optionee's death only to the extent that he or she was entitled to exercise it at the time of his or her death.

6. Subject to the express provisions of the Plan, this Agreement and such Plan are to be interpreted and administered by the Compensation and Benefits Committee, whose determination will be final.

7. This Agreement shall be governed by the laws of the State of Delaware and in accordance with such Federal law as may be applicable.

8. The optionee hereby consents to the amendments to the Plan adopted by the Board of Directors of the Corporation on June 29, 1995 and reflected in the restated 1993 Stock Incentive Plan as amended through June 29, 1995 and agrees that such amendments shall apply to the Option granted hereby.
________________________________
*Or as otherwise provided in Section 5 of the Plan.

Accepted and agreed to:
                              AMERICAN HOME PRODUCTS CORPORATION


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Optionee's Signature          Chairman of the Board